DECLARATION OF TRUST

                                       OF

                         NATIONS MASTER INVESTMENT TRUST

                            a Delaware Business Trust

                                January 14, 1999

                          Principal Place of Business:
                            One Bank of America Plaza
                                   33rd Floor
                         Charlotte, North Carolina 28255


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                                TABLE OF CONTENTS

                                    ARTICLE I
                                    The Trust

Section 1.1:      Name.......................................................  1
Section 1.2:      Trust Purpose..............................................  1
Section 1.3:      Definitions................................................  2

                                   ARTICLE II
                                    Trustees

Section 2.1:      Number and Qualification...................................  4
Section 2.2:      Term and Election..........................................  5
Section 2.3:      Resignation and Removal....................................  5
Section 2.4:      Vacancies..................................................  5
Section 2.5:      Meetings...................................................  5
Section 2.6:      Officers; Chairman of the Board............................  6
Section 2.7:      By-Laws....................................................  6

                                   ARTICLE III
                               Powers of Trustees

Section 3.1:      General....................................................  6
Section 3.2:      Investments................................................  7
Section 3.3:      Legal Title................................................  7
Section 3.4:      Sale of Interests..........................................  8
Section 3.5:      Borrow Money...............................................  8
Section 3.6:      Delegation; Committees.....................................  8
Section 3.7:      Collection and Payment.....................................  8
Section 3.8:      Expenses...................................................  8
Section 3.9:      Miscellaneous Powers.......................................  8
Section 3.10:     Further Powers.............................................  9

                                   ARTICLE IV
                  Investment Advisory, Administrative Services
                        and Placement Agency Arrangements

Section 4.1:      Investment Advisory and Other Arrangements.................  9
Section 4.2:      Parties to Contract........................................  9

                                    ARTICLE V
                            Limitations of Liability

Section 5.1:      No Personal Liability of Trustees, Officers or Employees;
                  Liability of Holders; Indemnification.....................  10
Section 5.2:      Non-liability of Trustees, etc............................  10

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Section 5.3:      Mandatory Indemnification.................................  10
Section 5.4:      No Bond Required of Trustees..............................  11
Section 5.5:      No Duty of Investigation; Notice in Trust Instruments.....  11
Section 5.6:      Reliance on Experts, etc..................................  11

                                   ARTICLE VI
                             Interests in the Trust

Section 6.1:      Interests.................................................  12
Section 6.2:      Rights of Holders.........................................  12
Section 6.3:      Purchase of or Increase in Interests......................  12
Section 6.4:      Register of Interests.....................................  12
Section 6.5:      Notices...................................................  12
Section 6.6:      Tax Matters...............................................  13

                                   ARTICLE VII
                  Determination of Book Capital Account Balances and Allocations

Section 7.1:      Book Capital Account Balances.............................  13
Section 7.2:      Allocation of Net Profits and Losses......................  13
Section 7.3:      Power to Modify the Foregoing Procedures..................  14

                                  ARTICLE VIII
                          Distributions and Redemptions

Section 8.1:      Distributions.............................................  15
Section 8.2:      Determination of Net Income...............................  15
Section 8.3:      Redemptions...............................................  15
Section 8.4       Determination of Net Asset Value..........................  16
Section 8.5       Suspension of Right of Redemption.........................  16

                                   ARTICLE IX
                                     Holders

Section 9.1:      Meetings of Holders.......................................  16
Section 9.2:      Notice of Meetings........................................  17
Section 9.3:      Record Date for Meetings..................................  17
Section 9.4:      Proxies...................................................  17
Section 9.5:      Reports...................................................  17
Section 9.6:      Inspection of Records.....................................  18
Section 9.7:      Voting Powers.............................................  18
Section 9.8:      Series of Interests.......................................  18
Section 9.9:      Holder Action by Written Consent..........................  20
Section 9.10:     No Pre-Emptive Rights; Derivative Suits...................  20


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                                    ARTICLE X
                  Duration; Termination of Trust; Amendment; Mergers, etc.

Section 10.1:     Duration..................................................  20
Section 10.2:     Termination of Trust......................................  20
Section 10.3:     Amendment Procedure.......................................  21
Section 10.4:     Merger, Consolidation, Conversion and Sale of Assets......  22

                                   ARTICLE XI
                                  Miscellaneous

Section 11.1:     Certificate of Designation; Agent for Service of Process..  22
Section 11.2:     Governing Law.............................................  22
Section 11.3:     Counterparts..............................................  23
Section 11.4:     Reliance by Third Parties.................................  23
Section 11.5:     Provision in Conflict With Law or Regulations.............  23
Section 11.6:     Trust Only................................................  23
Section 11.7:     Withholding...............................................  23
Section 11.8:     Headings and Construction.................................  24


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                              DECLARATION OF TRUST

                                       OF

                         NATIONS MASTER INVESTMENT TRUST

         This DECLARATION OF TRUST of the NATIONS MASTER INVESTMENT TRUST is made as of the 14th day of January, 1999, by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, in their capacity as trustees hereunder, are hereinafter called the "Trustees").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Trustees desire to form a business trust under the laws of Delaware for the investment and reinvestment of its assets; and

         WHEREAS, it is proposed that the trust assets be composed of funds contributed thereto by the holders of interests in the trust entitled to ownership rights in the trust;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder, and manage and dispose of the same for the benefit of the holders of interests in the trust and subject to the following terms and conditions.

                                    ARTICLE I

                                    The Trust

         1.1 Name. The name of the trust created hereby (the "Trust") shall be "Nations Master Investment Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall not refer to the Trustees in their individual capacities or to the officers, agents, employees or holders of interest in the Trust. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall not require the approval of the holders of interests in the Trust, but shall have the status of an amendment to this Declaration.

         1.2 Trust Purpose. The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act (defined below).

         1.3 Definitions. As used in this Declaration, the following terms shall have the following meanings:

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         The "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and all terms and requirements that are defined herein by reference to the 1940 Act shall be interpreted as that term or requirement has been modified or interpreted by applicable orders of the Commission or any rules or regulations adopted by, or interpretive releases of the Commission or its staff, and staff no-action letters issued under the 1940 Act.

         The terms "Affiliated Person", "Assignment" and "Interested Person" shall have the meanings given them in the 1940 Act.

         "Adjusted Book Capital Account Deficit" shall mean, with respect to any Holder, the deficit balance, if any, in such Holder's Book Capital Account as of the end of any fiscal year and after giving effect to the following adjustments:
(i) credit to such Book Capital Account any amounts which such Holder is obligated or treated as obligated to restore with respect to any deficit balance in such Book Capital Account pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Book Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Book Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Administrator" shall mean any party furnishing services to the Trust pursuant to any administrative services contract described in Section 4.1 hereof.

         "Book Capital Account" means, with respect to any Holder, the Capital Account maintained for such Holder on a daily basis in accordance with Article VII of this Declaration of Trust.

         "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

         "Class" or "Class of Interests" refers to the division of Interests representing any Series into two or more classes.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal income tax statute enacted after the date hereof. A reference to a specific Section of the Code refers not only to such specific Section but also to any corresponding provision of any federal income tax statute enacted after the date hereof.

         "Commission" shall mean the U.S. Securities and Exchange Commission.

         "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

         "DBTA" shall mean the Delaware Business Trust Act, Del. Code. Ann. tit. 12,ss.ss. 3801-3822, as amended from time to time.

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         "Fiscal Year" shall mean an annual period as determined by the Trustees unless otherwise provided by the Code or applicable regulations.

         "Holders" shall mean, as of any particular time any or all holders of record of Interests in the Trust or in Trust Property, as the case may be, at such time.

         "Interest(s)" shall mean the interest of a Holder in the Trust or in Trust Property, as the case may be, including all rights, powers and privileges accorded to Holders in this Declaration.

         "Interested Person" shall have the same meaning as that described in
Section 2(a)(19) of the 1940 Act.

         "Investment Adviser" shall mean any party furnishing services to the Trust pursuant to any investment advisory contract described in Section 4.1 hereof.

         "Majority Interests Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act.

         "Net Losses" of a Series for any given time period shall mean the excess of the net asset value of the Series as of the opening of the business on the first day of the period, after any additional contributions made on such date, over the net asset value of the Series at the close of business on the last day of such period, prior to any distribution being made; provided that items allocated pursuant to Section 7.2(d) shall be excluded from the definition of Net Losses.

         "Net Profits" of a Series for any given time period shall mean the excess of the net asset value of the Series as of the opening of business on the first day of the period, after any distribution being made with respect to such period, over the net asset value of the Series as of the opening of business on the first day of such period, after any additional contributions made on such date; provided that items allocated pursuant to Section 7.2(d) shall be excluded from the definition of Net Profits.

         "Outstanding Interests" means Interests shown in the books and records of the Trust or its fund accountant as then issued and outstanding, but does not include any Interests that have been repurchased or redeemed by the Trust and are being held in the treasury of the Trust.

         "Percentage Interest" shall mean, with respect to any Holder, as of any day, the ratio (expressed as a percentage) of such Holder's Book Capital Account, as of close of business on the preceding day to the aggregate Book Capital Accounts of all Holders as of the close of business on such preceding day, such Book Capital Accounts to be determined.

         "Person" shall mean and include individuals, corporations, partnerships, limited liability companies, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Registration Statement" shall mean the currently effective Registration Statement of the Trust under the 1940 Act.


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         "Treasury Regulations" shall mean the Income Tax Regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees. The Trustees may authorize the division of Trust Property into two or more Series, in accordance with the provisions of Section 9.8 hereof, in which case all references in this Declaration to the Trust, Trust Property, Interests therein or Holders thereof shall be deemed to refer to each such Series, as the case may be, except as the context otherwise requires. Any Series of Trust Property shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees. The voting rights of Interests in the Trust Property shall be governed by Section 18(f)(2) of the 1940 Act and Rule 18f-2 thereunder, as amended from time to time, or upon repeal thereof, in such other manner as the Trustees shall establish in the Trust's By-Laws.

         "Series" or "Series of Interest" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Interests of the Trust representing the beneficial interest of Holders in such respective portfolios.

                                   ARTICLE II

                                    Trustees

         2.1 Number and Qualification. The number of Trustees, if different from the number of initial Trustees, shall be fixed from time to time by written instrument signed by, or by a resolution approved by, a majority of the Trustees so fixed then in office, provided, however, that the number of Trustees shall in no event be less than three or more than fifteen. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by, or by a resolution approved by, a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

         2.2 Term and Election. Each Trustee named herein, or elected or appointed prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office until his or her successor has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Beginning with the Trustees elected at the first meeting of Holders, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in
Section 2.3 below.

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         2.3 Resignation and Removal. Any Trustee may resign (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed by the affirmative vote of the Holders of two-thirds (2/3) of the Interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity. Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         2.4 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of a vacancy, the Holders of at least a majority of the Interests entitled to vote, acting at any meeting of the Holders held in accordance with Section 9.1 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration.

         2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Chief Operating Officer, if any, the Secretary, an Assistant Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be one-third (1/3) of the total number of Trustees, but no less than two Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of all the Trustees. If there be less than a quorum present at any meeting of the Trustees, a majority of those present may adjourn the meeting until a quorum shall have been obtained.

         Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be two or more of the members thereof, unless the Board of Trustees shall provide otherwise. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

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


         With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

         All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participating in a meeting pursuant to such communications system shall constitute presence in person at such meeting, unless the 1940 Act specifically requires the Trustees to act "in person," in which case such term shall be construed consistent with Commission staff releases or interpretations.

         2.6 Officers; Chairman of the Board. The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees shall elect or appoint, from time to time, a Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman of the Board shall be and the President, Secretary and Treasurer may, but need not, be a Trustee.

         2.7 By-Laws. The Trustees may adopt and, from time to time, amend or repeal the By-Laws for the conduct of the business of the Trust.

                                   ARTICLE III

                               Powers of Trustees

         3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as they deem, in their sole discretion, to be proper, convenient or incidental for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustee may be exercised without order of or recourse to any court.

         3.2 Investments. The Trustees shall have power to:

                  (a) conduct, operate and carry on the business of an investment company;

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

                  (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of United States and foreign currencies and related instruments including forward contracts and securities, including common and preferred stocks, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, options, futures contracts, and other securities, shares or interests, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government, any foreign government, or any agency, instrumentality or political subdivision of the United States Government or any foreign government, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trustees may determine to invest.

                  The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person on behalf of the Trust on such terms as the Trustees may determine.

         The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         3.4 Sale of Interests. Subject to the more detailed provisions set forth in Articles VII and VIII, the Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Interests including Interests in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Interests any funds or other assets of the appropriate Series or class of Interests, whether capital or surplus or otherwise.

         3.5 Borrow Money. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

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

         3.6 Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

         3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owned to the Trust; and to enter into releases, agreements and other instruments.

         3.8 Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable (and subject to any limitations in the 1940 Act), and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

         3.9 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) to cause the Trust or any Series thereof to enter into joint ventures, partnerships, limited liability companies and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies (including, but not limited to, fidelity bonding and errors and omission) insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (f) guarantee indebtedness or contractual obligations of others; (g) determine and change the Fiscal Year of the Trust, or any Series thereof, and the method by which its accounts shall be kept; and (h) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         3.10 Further Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign countries, and to do all such other things and execute all such instruments as they deem necessary, proper, desirable, convenient or incidental in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust Property.

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

                                   ARTICLE IV

                  Investment Advisory, Administrative Services
                        and Placement Agency Arrangements

         4.1 Investment Advisory and Other Arrangements. The Trustees may in their discretion, from time to time, enter into investment advisory, administrative services (including transfer and dividend disbursing agency services), distribution, fiduciary (including custodian), placement agency and/or other service contracts or agreements whereby the other party to such contract or agreement shall undertake to furnish the Trustees such investment advisory, administrative, distribution, fiduciary, placement agency and/or other services as the Trustees shall, from time to time, consider desirable or convenient and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

         4.2 Parties to Contract. Any contract or agreement of the character described in Section 4.1 of this Article IV or in the By-Laws of the Trust may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an employee, officer, director, trustee, shareholder, or member of such other party to the contract or agreement, and no such contract or agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or agreement or accountable for any profit realized directly or indirectly therefrom, provided that the contract or agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws.

                                    ARTICLE V

                            Limitations of Liability

         5.1 No Personal Liability of Trustees, Officers or Employees; Liability of Holders; Indemnification. No Trustee, officer or employee of the Trust, when acting in such capacity, shall be subject to any personal liability whatsoever, in his or her official or individual capacity to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trust, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer or employee of the Trust arising in connection with the affairs of the Trust.

         5.2 Non-liability of Trustees, etc. No Trustee, officer or employee of the Trust shall be liable to the Trust, Holders of Interests therein, or to any Trustee, officer or employee thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

         5.3 Mandatory Indemnification. The Trust shall indemnify each of its Trustees, officers and employees (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been such a Trustee, officer or employee, except with respect to any matter as to which he or she shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial type inquiry), that he or she did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he or she may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he or she is not entitled to such indemnification.

         5.4 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his or her duties hereunder.

         5.5 No Duty of Investigation; Notice in Trust Instruments. No purchaser, lender, or other Person dealing with the Trustees or any officer or employee of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer or employee or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made or sold by the Trustees or by any officer, employee or agent of the Trust, in his or her capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee and agent of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         5.6 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                             Interests in the Trust

         6.1 Interests. The Interests of the Trust shall be issued in one or more Series as the Trustees may, without Holder approval, authorize. Each Series shall be preferred over all other Series in respect of the assets allocated to that Series and shall represent a separate investment portfolio of the Trust. The beneficial interest in each Series at all times shall be divided into Interests, with or without par value as the Trustees may from time to time determine, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the Series with each other Interest of the same Series, none having priority or preference over another. The Trustees may, without Holder approval, divide Interests of any Series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including conversion right, if any) as the Trustees may determine. The number of Interests authorized shall be unlimited, and the Interests so authorized may be represented in part by fractional Interests. From time to time, the Trustees may divide, without Holder approval, or combine the Interests of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or class.

         6.2 Rights of Holders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests and they shall have no right to call for any partition or division of any property, profits or rights of the Trust. The Interests shall be personal property giving only the rights in this Declaration specifically set forth.

         6.3 Purchase of or Increase in Interests. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit the purchase of Interests by such party or parties (or increase in the Interest of a Holder) and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may determine in their sole discretion, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

         6.4 Register of Interests. A register shall be kept at the Trust under the direction of the Trustees which shall contain the names and addresses of the Holders. Each such register shall be conclusive as to who are the Holders of each Series of Interests in the Trust and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep the said register for entry thereon.

         6.5 Notices. Any and all notices to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Trust.

         6.6 Tax Matters. It is the intention of the parties hereto that each Series be treated for tax purposes as a partnership. The provisions hereof shall be interpreted accordingly and no party hereto (and no Holder) shall take a contrary position for tax purposes.

                                   ARTICLE VII

                 Determination of Book Capital Account Balances
                                 and Allocations

         7.1 Book Capital Account Balances. A Book Capital Account shall be maintained for each Holder of each Series. With respect to each Series, each Book Capital Account shall be credited with the amounts of consideration paid by the Holder to purchase or increase its interest in the Series and with its share of the Series' Net Profits, shall be charged with such Holder's share of the Series Net Losses, distributions and withholding taxes (if any) and shall otherwise appropriately reflect transactions of the Series and the Holders. No interest shall be paid on any amount of consideration paid to the Trust to purchase or increase Interests.

                  (a) The Book Capital Account Balances of Holders of each Series shall be determined periodically at such time or times as the Trustees may determine. The power and duty to make such calculations may be delegated to the custodian, fund accountant or any other person as the Trustees may determine;

                  (b) Notwithstanding any other provision of this Declaration, the Book Capital Accounts of the Holders and the shall at all times be determined and maintained in compliance with Treasury Regulations Section 1.704-1(b)(2)(iv). The Trustees are authorized to prescribe in their absolute discretion, such policies for the maintenance of such Accounts as they consider comply with requirements of the Code.

         7.2 Allocation of Net Profits and Net Losses.

                  (a) Net Profits and Net Losses of each Series shall be determined and allocated daily as of the close of business to and among Holders of that Series in proportion to their respective interests in the Series, determined as of the opening of business on such day.

                  (b) Except as otherwise provided in this Section, for each fiscal year, items of income, deduction, gain, loss or credit that are recognized by a Series for tax purposes shall be allocated pursuant to Treasury Department Regulations ss. 1.704-1(b) in such manner as to equitably reflect amounts credited or debited to the Book Capital Account of each Holder with respect to that Series for such year. Allocations of such items also shall be made, where appropriate, in accordance with Section 704(c) of the Code and the regulations thereunder, as may be provided in any Policies adopted by the Trustees.

                  (c) Expenses of a Series, if any, which are borne by any Holder of that Series in its individual capacity shall be specially allocated to that Holder;

                  (d) Notwithstanding the foregoing, the following shall apply:

                           (i) To the extent any losses or deduction otherwise
allocable to an Holder hereunder would cause such Holder (hereinafter, a "Restricted Holder") to have an Adjusted Book Capital Account Deficit with respect to its Book Capital Account as of the end of the fiscal year to which such losses or deduction relate, such losses and deduction shall not be allocated to such Restricted Holder and instead shall be allocated to the other Holders in the same Series as the Restricted Holder pro rata in accordance with their respective interests in such Series.

                           (ii) In the event any Holder unexpectedly receives
any adjustments, allocations or distributions described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such Holder has an Adjusted Book Capital Account Deficit, items of income and gain shall be specially allocated to such Holder in an amount and manner sufficient to eliminate the Adjusted Book Capital Account Deficit as quickly as possible. This clause is intended to constitute a "qualified income offset" under Treasury Regulations
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                           (iii) To the extent that Treasury Regulations Section
1.704-1(b)(2)(iv)(m) requires that Book Capital Accounts be adjusted with respect to an adjustment to the basis of a Series' property pursuant to a Code
Section 754 election, such adjustment shall be treated as an item of income, gain or loss and allocated to the Holders as appropriate.

                           (iv) To the extent necessary to avoid any economic
distortions which may result from application of the Regulatory Allocations, future items of income, gain, loss, expense and deduction shall be allocated as appropriate in the reasonable discretion of the Trustees in order to remedy any economic distortions that the Regulatory Allocations might otherwise cause. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under Sections 7.2(d)(i) through 2(d)(ii).

         7.3 Power to Modify the Foregoing Procedures. Notwithstanding any other provision of this Article, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining, for financial reporting and/or tax accounting purposes, (a) the Net Profits, Net Losses, taxable income, tax loss, and/or net assets of any Series (or, where appropriate in the Trustee's judgment, the Trust as a whole), and/or (b) the allocations of the Net Profits or Net Losses and taxable income or tax loss so determined among, or the payment of distributions to, the Holders of any Series as they deem necessary or desirable to enable the Trust or any Series to comply with any provision of the 1940 Act, the Code, or any rule or regulation thereunder, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

                                  ARTICLE VIII

                          Distributions and Redemptions

         8.1 Distributions. The Trustees may distribute periodically to the Holders of each Series of Interests an amount approximately equal to the net income of that Series, as determined by the Trustees or as they may authorize in their discretion. The Trustees also may distribute from time to time to the Holders of any one or more Series an amount equal to all or part of the gain realized on the sale or disposition of the assets of the Series or all or part of the principal of the Trust or Series. The amount and payment of distributions and their form, whether they are in cash, Interests or other Trust Property, shall be determined by the Trustees in their discretion. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All distributions on Interests of a particular Series shall be distributed pro rata to the Holders of that Series in proportion to the number of Interests of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Holders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

         8.2 Determination of Net Income. In determining the net income of each Series or Class of Interests for any period, there shall be deducted from income for that period (a) such portion of all charges, taxes, expenses and liabilities due or accrued as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period and (b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider fairly chargeable and fairly applicable to income for that period or any earlier period. The net income of each Series or Class for any period may be adjusted for amounts included on account of net income in the net asset value of Interests issued or redeemed or repurchased during that period. In determining the net income of a Series or Class for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to the Trust which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required under such decree.

         8.3 Redemptions. As required under the 1940 Act, each Shareholder of a Series shall have the right at such times as may be determined by the Trustees to require the Series to redeem all or any part of his or her Interests at a redemption price per Interest equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution, less any applicable charges or sales loads. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust's Registration Statement for that Series under the Securities Act of 1933 and/or the 1940 Act. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Interests shall not be cancelled and may be reissued from time to time. The Trustees may require Holders to redeem Interests for any reason under terms set by the Trustees, including the failure of a Holder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interests issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amounts due and owing by a Holder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Holders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

         8.4 Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Interests of each Series or Class to be determined from time to time in a manner consistent with the 1940 Act. The Trustees may delegate the power and duty to determine Net Asset Value per Interest to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Interests shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day such Exchange is open for trading.

         8.5 Suspension of Right of Redemption. If, as referred to in Section 2 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Holders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Holders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Holder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

                                   ARTICLE IX

                                     Holders

         9.1 Meetings of Holders. Meetings of the Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests in the Trust, or, with respect to a Meeting of the Holders of one or more Series, not less than 10% of the Interests of the affected Series, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Holders of one-third of the Interests in the Trust, or with respect to a Meeting of the Holders of one or more Series, holders of one-third of the Interests of that Series, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding more than 50% of the total Interests of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust require a greater number of affirmative votes.

         9.2 Notice of Meetings. Written or printed notice of all meetings of the Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees either by presenting it personally to a Holder, leaving it at his or her residence or usual place of business, or by mailing it to a Holder, at his or her registered address, at least 20 calendar days and not more than 90 calendar days before the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Holder at his or her address as it is registered with the Trust, with postage thereon prepaid. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         9.3 Record Date for Meetings For the purpose of determining the Holders who are entitled to notice of any to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 calendar days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the persons to be treated as Holders of record for such purposes.

         9.4 Proxies At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to a vote proportionate to its Interest in the Trust. When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the charge or management of its Interest, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         9.5 Reports. The Trustees shall cause to be prepared, at least annually, a report of operations containing a balance sheet and statement of income and undistributed income of the Trust or each Series prepared in conformity with generally accepted accounting principles and shall obtain an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders at least semi-annually, interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current Fiscal Year to the end of such period.

         9.6 Inspection of Records. The records of the Trust shall be open to inspection by Holders during normal business hours and for any purpose not harmful to the Trust.

         9.7 Voting Powers. The Holders shall have power to vote only (a) for the election of Trustees as and to the extent required by the 1940 Act, (b) with respect to any investment advisory contract as contemplated by Section 4.1 hereof, but only as and to the extent required by the 1940 Act, (c) with respect to termination of the Trust as provided in Section 10.2 hereof, (d) with respect to any amendment of the Declaration but only as and to the extent provided in
Section 10.3 hereof, (e) with respect to any merger, consolidation, conversion or sale of assets but only as and to the extent provided in Section 10.4 hereof,
(f) with respect to incorporation of the Trust but only as and to the extent provided in Section 10.4 hereof, and (g) with respect to such additional matters relating to the Trust but only as and to the extent required by the 1940 Act, DBTA, or any other applicable law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each Holder shall be entitled to vote based on the ratio its Interest bears to the Interests of all Holders entitled to vote. Until Interests are issued, the Trustees may exercise all rights of Holders and may take any action required by law, the Declaration or the By-Laws to be taken by Holders. The By-Laws may include further provisions for Holders' votes and meetings and related matters.

         9.8 Series of Interests. If the Trustees shall divide the Trust Property into two or more Series the following provisions shall be applicable:

                  (a) All consideration received by the Trust for the issue or sale of Interests of a particular Series together with all Trust Property in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there is any Trust Property, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes.

                  (b) The Trust Property belonging to each particular Series shall be charged with the debts, liabilities and obligations of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Holders. The assets of a particular Series of the Trust shall, under no circumstances, be charged with the debts, liabilities, obligations and expenses attributable to any other Series of the Trust. All persons extending credit to, or contracting with or having any claim against a particular Series of the Trust shall look only to the assets of that particular Series for payment of such credit, contract or claim.

                  (c) The power of the Trustees to pay dividends and make distributions shall be governed by Article VIII of this Declaration with respect to the Interests in the Trust immediately prior to the establishment of two or more Series. With respect to any Series, dividends and distributions on Interests may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolution adopted only once or with such frequency as the Trustees may determine, to the Holders of Interests in that Series, from such of the income and capital gains, accrued or realized, from the Trust Property belonging to that Series as the Trustee may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Interests in a particular Series shall be distributed pro rata to the Holders of Interests in that Series in proportion to the total outstanding Interests in that Series held by such Holders at the date and time of record establishment for the payment of such dividends or distribution.

                  (d) The Interests in a Series of the Trust shall represent beneficial interests in the Trust Property belonging to such Series. Each Holder of Interests in a Series shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series. Upon reduction or withdrawal of its Interests or indemnification for liabilities incurred by reason of being or having been a Holder of Interests in a Series, such Holder shall be paid solely out of the funds and property of such Series of the Trust. Upon liquidation or termination of a Series of the Trust, Holders of Interests in such Series shall be entitled to receive a pro rata share of the Trust Property belonging to such Series. A Holder of Interests in a particular Series of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series or the Holders of Interests in any other Series of the Trust.

                  (e) Notwithstanding any other provision hereof, if the Trust Property has been divided into two or more Series, then on any matter submitted to a vote of Holders of Interests in the Trust, all Interests then entitled to vote shall be voted by individual Series, except that (i) when required by the 1940 Act, Interests shall be voted in the aggregate and not by individual Series, and (ii) when the Trustees have determined that the matter affects only the interests of Holders of Interests in a limited number of Series, then only the Holders of Interests in such Series shall be entitled to vote thereon. Except as otherwise provided in this Article IX, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each Series of Interests.

                  (f) The establishment and designation of any Series of Interests shall be effective upon the execution by a majority of the then Trustees of an instrument, or by approval by a majority of the then Trustees of a resolution, setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument or resolution. The Trustees may, in any such instrument or resolution, designate a separate business purpose or investment objective for any such Series. At any time that there are no Interests outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number terminate that Series and the establishment and designation thereof. Each instrument or resolution referred to in this paragraph shall have the status of an amendment to this Declaration.

                  (g) There shall initially be five Series of Interests designated as "Nations Blue Chip Master Portfolio," "Nations Intermediate Bond Master Portfolio," "Nations Marsico Focused Equities Master Portfolio," "Nations Marsico Growth & Income Master Portfolio," "and Nations International Equity Master Portfolio." Each such Series will consist of an unlimited number of Interests, and shall have the rights and privileges as set forth herein.

         9.9 Holder Action by Written Consent. Any action that may be taken by Holders may be taken without a meeting if Holders holding more than 50% of the total Interests entitled to vote (or such larger proportion thereof as may be required by the 1940 Act, DBTA or any express provision of this Declaration) shall consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consents shall be treated for all purposes as a vote taken at a meeting of Holders.

         9.10 No Pre-Emptive Rights; Derivative Suits. Holders shall have no pre-emptive or other rights to subscribe for any additional Interests or other securities issued by the Trust or any Series thereof. No action may be brought by a Holder on behalf of the Trust unless Holders owning no less than 20% of the then outstanding Interests join in the bringing of such action.

                                    ARTICLE X

                         Duration; Termination of Trust;
                            Amendment; Mergers, Etc.

         10.1 Duration. Subject to possible termination or dissolution in accordance with the provision of Section 10.2, the Trust created hereby shall continue perpetually pursuant to Section 3808 of the DBTA.

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

         10.2 Termination of Trust.

                  (a) The Trust may be terminated (i) by the affirmative vote of more than 50% of the total Interests of the Holders present, in person or by proxy, at a duly convened meeting or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the Holders of more than 50% of such Interests, or (ii) by the Trustees by written notice to the Holders. Upon any such termination:

                           (1) The Trust shall carry on no business except for
the purpose of winding up its affairs.

                           (2) The Trustees shall proceed to wind up the affairs
of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote of Holders holding more than 50% of the total Interests entitled to vote.

                           (3) After paying or adequately providing for the
payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Holders according to their respective rights.

                  (b) Upon termination of the Trust and distribution to the Holders as herein provided, a majority of the Trustees shall (i) execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and (ii) execute and file with the Delaware Secretary of State a certificate of cancellation in accordance with the DBTA. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

                  (c) Notwithstanding anything herein to the contrary, distributions in liquidation of a Series or of a Holder's interest therein shall be made to the Holders whose interests are being liquidated in accordance with their positive Book Capital Account balances after all other adjustments to such Capital Accounts with respect to the year of liquidation. For purposes of this provision, "liquidation" shall have the meaning ascribed to it in Treasury Regulations Section 1.704-1(b)(2)(ii)(g). The timing of such liquidating distributions shall comply with Treasury Regulations Sections 1.704-1 or any similar regulation promulgated in the future, or if no such regulation exists, as soon as possible.

         10.3 Amendment Procedure. This Declaration does not confer any independent rights to Holders not expressly granted under the DBTA or 1940 Act. Accordingly, this Declaration may be amended without Holder approval, and all Holders purchase Interests with notice that this Declaration may be so amended unless expressly required under the DBTA or 1940 Act. The Trustees may, without any Holder vote, amend or otherwise supplement this Declaration by making an amendment, a trust instrument supplemental hereto or an amended and restated declaration of trust. Holders shall have the right to vote on any amendment but only as and to the extent expressly required under the DBTA, the 1940 Act or other applicable law, or submitted to them by the Trustees in their discretion.

         10.4 Merger, Consolidation, Conversion and Sale of Assets. The Trust, or any Series thereof, may (a) merge or consolidate with or into one or more business trusts or other business entities (as defined in the DBTA) or another Series thereof or any other organization formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction, (b) convert to a common-law trust, a general partnership (including a registered limited liability partnership), a limited partnership (including a registered limited liability limited partnership) or a limited liability company organized, formed or created under the laws of the State of Delaware, or (c) sell, assign, lease or exchange all or substantially all of its property, including its good will, in each such case, upon such terms and conditions and for such consideration when and as authorized by no less than a majority of the Trustees. Such an action shall only require a vote of Holders as and to the extent required by the DBTA or the 1940 Act. In accordance with Section 3815(f) of the DBTA, an agreement of merger or consolidation may effect any amendment to the Declaration or By-Laws or effect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting business trust.

                                   ARTICLE XI

                                  Miscellaneous

         11.1 Certificate of Designation; Agent for Service of Process. The Trust shall file, in accordance with Section 3812 of the DBTA, in the office of the Secretary of State of the State of Delaware, a certificate of trust, in the form and with such information required by Section 3810 by the DBTA and executed in the manner specified in Section 3811 of the DBTA. In the event the Trust does not have at least one Trustee qualified under Section 3807(a) of the DBTA, then the Trust shall comply with Section 3807(b) of the DBTA by having and maintaining a registered office in Delaware and by designating a registered agent for service of process on the Trust, which agent shall have the same business office as the Trust's registered office. The failure to file any such certificate, to maintain a registered office, to designate a registered agent for service of process, or to include such other information shall not affect the validity of the establishment of the Trust, the Declaration, the By-Laws or any action taken by the Trustees, the Trust officers or any other Person with respect to the Trust except insofar as a provision of the DBTA would have governed, in which case the Delaware common law governs.

         11.2 Governing Law. This Declaration is executed by all of the Trustees and delivered with reference to the DBTA and the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to DBTA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws). Reference shall be specifically made to DBTA as to the construction of matters not specifically covered herein or as to which an ambiguity exists (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable Federal securities laws).

         11.3 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         11.4 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

         11.5 Provisions in Conflict With Law or Regulations.

                  (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the DBTA, or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

         11.6 Trust Only. It is the intention of the Trustees to create only a business trust under the DBTA with the relationship of Trustee and beneficial owner between the Trustees and each Holder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware business trust. Nothing in this Declaration of Trust shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

         11.7 Withholding. Should any Holder be subject to withholding pursuant to the Code, or any other provision of law, the Trust shall withhold all amounts otherwise distributable to such Holder as shall be required by law and any amounts so withheld shall be deemed to have been distributed to such Holder under this Declaration of Trust. If any sums are withheld pursuant to this provision, the Trust shall remit the sums so withheld to and file the required forms with the Internal Revenue Service, or other applicable government agency.

         11.8 Headings and Construction. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 14th day of January, 1999.



/s/ Edmund L. Benson, III
-------------------------------
Edmund L. Benson, III, Trustee


/s/ James Ermer
-------------------------------
James Ermer, Trustee


/s/ William H. Grigg
-------------------------------
William H. Grigg, Trustee


/s/ Thomas F. Keller
-------------------------------
Thomas F. Keller, Trustee


/s/ Carl E. Mundy, Jr.
-------------------------------
Carl E. Mundy, Jr., Trustee


/s/ A. Max Walker
-------------------------------
A. Max Walker, Trustee


/s/ Charles B. Walker
-------------------------------
Charles B. Walker, Trustee


/s/ Thomas S. Word
-------------------------------
Thomas S. Word, Trustee


/s/ James B. Sommers
-------------------------------
James B. Sommers, Trustee


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